Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS FOURTH QUARTER
AND FULL-YEAR 2020 RESULTS

Company Increases Dividend 100%
PARSIPPANY, N.J., February 10, 2021 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months and year ended December 31, 2020. Highlights include:
•Diluted loss per share for the quarter was $0.08 and adjusted diluted earnings per share was $0.07; diluted loss per share for the full-year was $1.42 and adjusted diluted earnings per share was $1.03.
•Net loss for the quarter was $7 million and adjusted net income was $7 million; net loss for the full-year was $132 million and adjusted net income was $96 million.
•Adjusted EBITDA was $56 million for the quarter and $327 million for the full-year.
•Global comparable RevPAR for the quarter declined 33% year-over-year; global comparable RevPAR for the year declined 35% year-over-year.
•System-wide rooms declined 4% year-over-year.
•Net cash provided by operating activities for the full-year was $67 million and free cash flow was $34 million.
•Paid quarterly cash dividend of $0.08 per share in fourth quarter, and Board of Directors recently authorized a 100% increase in the quarterly cash dividend to $0.16 per share beginning with the dividend expected to be declared in first quarter 2021.
•Repaid all remaining revolver credit facility borrowings.
“We generated strong adjusted EBITDA and free cash flow in the worst year our industry has ever experienced. At the same time, we strengthened our portfolio with the completion of our strategic termination plan and drove sequential growth in hotel openings and our development pipeline,” said Geoffrey A. Ballotti, president and chief executive officer. “Our non-urban, drive-to economy and midscale hotels, combined with our ongoing investment in sales and marketing, captured rising pent-up leisure travel demand, which continued to produce sequential RevPAR improvements and domestic market share gains for our franchisees over the course of 2020.”
Fourth Quarter 2020 Operating Results
Revenues declined from $492 million in the fourth quarter of 2019 to $296 million in the fourth quarter of 2020. The decline includes lower pass-through cost-reimbursement revenues of $70 million, which have no impact on adjusted EBITDA, in the Company's hotel management business. Excluding cost-reimbursement revenues, revenues declined $126 million primarily reflecting a 33% decline in comparable RevPAR and the impact from hotels temporarily closed due to COVID-19, as well as a $15 million decline in license and other fees also reflecting the impact of COVID-19 on travel demand globally.
The Company generated a net loss of $7 million, or $0.08 per diluted share, compared to net income of $64 million, or $0.68 per diluted share, in the fourth quarter of 2019. The decrease of $71 million, or $0.76 per diluted share, was primarily due to the RevPAR and license fee declines, as well as excess marketing fund spend, which were partially offset by cost containment initiatives, lower volume-related expenses and the absence of transaction-related expenses. Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.
Fourth Quarter 2020 Business Segment Discussion
The following discussion of fourth quarter operating results focuses on revenue and adjusted EBITDA for each of the Company’s segments.
Hotel Franchising

	2020	2019	% Change
System size	746,500	770,200	(3)
Global RevPAR	$23.19	$34.51	(33)

Revenue (millions)	$202	$300	(33)
Adjusted EBITDA (millions)	75	151	(50)

The Company's franchised system declined 3% primarily reflecting the Company’s previously announced removal of approximately 18,500 non-compliant and brand detracting rooms. In addition, net franchised rooms includes approximately 7,800 rooms that were transferred from the hotel management segment primarily related to the CorePoint Lodging asset sales, which were partially offset by the deletion of approximately 5,300 low-royalty rooms in connection with the sale of certain hotels by a strategic partner.
RevPAR declined 33% globally reflecting a 28% decline in the U.S. and a 43% decline internationally. On a comparable basis, which is in constant currency and excludes hotels temporarily closed due to COVID-19, global RevPAR declined 31% reflecting a 28% decline in the U.S. and a 40% decline internationally.
Revenues decreased $98 million compared to fourth quarter 2019 reflecting the impact of COVID-19 on travel demand globally, while a decline in adjusted EBITDA of $76 million further reflected excess marketing fund spend, partially mitigated by cost containment initiatives and lower volume-related expenses.
Hotel Management

	2020	2019	% Change
System size	49,400	60,800	(19)
Global RevPAR	$32.91	$59.19	(44)

Revenue (millions)	$94	$190	(51)
Adjusted EBITDA (millions)	(1)	21	N/A

The Company's managed system declined 19% primarily reflecting approximately 7,800 rooms that were transferred to the hotel franchising segment primarily as a result of CorePoint Lodging asset sales. Excluding the transfer of these rooms, the Company's managed system decreased 7% primarily reflecting the Company's previously announced removal of approximately 2,900 unprofitable management guarantee hotel rooms.
RevPAR declined 44% globally, domestically and internationally. On a comparable basis, which excludes hotels temporarily closed due to COVID-19, global RevPAR declined 43%, including a 44% decline in the U.S. and a 42% decline internationally.
Revenues decreased $96 million compared to the prior-year period primarily due to lower cost-reimbursement revenues, which have no impact on adjusted EBITDA. Absent cost-reimbursements, revenues decreased $26 million due to the unfavorable impact of COVID-19 on travel demand globally. Adjusted EBITDA declined $22 million as the RevPAR impacts were partially mitigated by lower volume-related expenses.
Full-Year 2020 Operating Results
Revenues declined from $2,053 million in 2019 to $1,300 million in 2020. The decline includes lower pass-through cost-reimbursement revenues of $273 million, which have no impact on adjusted EBITDA, in the Company's hotel management business. Excluding cost-reimbursement revenues, revenues declined $480 million primarily reflecting a 35% decline in comparable RevPAR and the impact from hotels temporarily closed due to COVID-19, as well as a $47 million decline in license and other fees also reflecting the impact of COVID-19 on travel demand globally.
The Company generated a net loss of $132 million, or $1.42 per diluted share, in 2020 compared to net income of $157 million, or $1.62 per diluted share, in 2019. The decline of $289 million, or $3.04 per diluted share, was primarily due to the revenue decline, impact of the non-cash impairment charges and excess marketing fund spend, which were partially offset by cost containment initiatives, lower volume-related, separation-related and transaction-related expenses and the absence of contract termination expenses. Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.
Development
As of December 31, 2020, the Company’s hotel system of over 8,900 properties and approximately 796,000 rooms declined 4% year-over-year primarily reflecting unusual termination events resulting in the deletion of approximately 26,700 rooms, comprised of 18,500 non-compliant, brand detracting rooms, 5,300 rooms in connection with the strategic partner hotel sales and 2,900 unprofitable management guarantee rooms. As a result, the Company's global retention rate declined 330 basis points year-over-year to 91.5%.
The Company awarded over 580 new contracts this year and its development pipeline at year-end consisted of approximately 1,400 hotels and approximately 185,000 rooms, growing sequentially by 120 basis points domestically and 20 basis points globally. Approximately 64% of the Company’s development pipeline is international and 75% is new construction, of which 34% have broken ground.

Cash and Liquidity
During the fourth quarter of 2020, the Company repaid all remaining borrowings under its revolving credit facility. Accordingly, the Company’s cash balance decreased $242 million since September 30, 2020 to $493 million as of December 31, 2020. The Company had over $1.2 billion in total liquidity available as of December 31, 2020.
The Company generated $67 million of net cash provided by operating activities in 2020 and $34 million of free cash flow in 2020. Excluding $66 million of special-item cash outlays, primarily relating to the Company's restructuring initiatives, as well as transaction-related and separation-related cash payments, adjusted free cash flow in 2020 was $100 million.
Dividends
The Company paid common stock dividends of $7 million, or $0.08 per share, in the fourth quarter of 2020. For the full-year, the Company paid $53 million, or $0.56 per share, in common stock dividends.
The Company's Board of Directors authorized a 100% increase in the quarterly cash dividend to $0.16 per share from $0.08 per share, beginning with the dividend that is expected to be declared in the first quarter of 2021.
2021 Projections

The Company is not providing a complete outlook for full-year 2021 given the RevPAR uncertainties ahead; however, provided below is the Company’s best view of certain operating statistics and financial metrics for full-year 2021:

•Net rooms growth of 1% to 2%.
•Every point of RevPAR change versus 2020 is expected to generate approximately $2.5 million of adjusted EBITDA change versus 2020. This estimate does not include impacts from license fees or the marketing funds.
•License fees are expected to be $70 million reflecting the minimum levels outlined in the underlying agreements.
•Marketing, reservation and loyalty expenses are not expected to exceed marketing, reservation and loyalty revenues. As such, the Company expects no meaningful impact to full-year 2021 adjusted EBITDA from the marketing, reservation and loyalty funds.
•The Company does not expect any meaningful special-item cash outlays in 2021.

More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, February 11, 2021 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at www.investor.wyndhamhotels.com. The conference call may also be accessed by dialing 877 876-9173 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on February 11, 2021. A telephone replay will be available for approximately ten days beginning at noon ET on February 11, 2021 at 800 723-7372.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of properties, with over 8,900 hotels across nearly 95 countries on six continents. Through its network of approximately 796,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 20 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, Hawthorn Suites®, Trademark Collection® and Wyndham®. Wyndham Hotels & Resorts is also a leading provider of hotel management services. The Company’s award-winning Wyndham Rewards loyalty program offers 86 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit www.wyndhamhotels.com. The Company may use its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company’s website in the Investors section, which can currently be accessed at www.investor.wyndhamhotels.com. Accordingly, investors should monitor this section of the Company’s website in addition to following the Company’s press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements related to Wyndham Hotels’ current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures and dividends, restructuring charges and statements related to the COVID-19 pandemic. Forward-

looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Hotels makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “objective,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Hotels to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions; the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on the Company’s franchisees and property owners, guests and team members, the hospitality industry and overall demand for travel; the success of the Company’s mitigation efforts in response to the COVID-19 pandemic; the Company’s performance in any recovery from the COVID-19 pandemic; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising and management businesses; the Company’s relationships with franchisees and property owners; the impact of war, terrorist activity, political instability or political strife; concerns with or threats of pandemics, contagious diseases or health epidemics, including the effects of the COVID-19 pandemic and any resurgence or mutations of the virus and actions governments, businesses and individuals take in response to the pandemic, including stay-in-place directives and other travel restrictions; risks related to restructuring or strategic initiatives; risks related to the Company’s relationship with CorePoint Lodging; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital as a result of COVID-19; and the Company’s limitations related to share repurchases and ability to pay dividends under its credit facility and the timing and amount of any future dividends, as well as the risks described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Dave DeCecco Group Vice President, Global Communications 973 753-7474 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME (LOSS) STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues
Royalties and franchise fees	$78	$113	$328	$480
Marketing, reservation and loyalty	82	142	370	562
Management and other fees	14	37	64	125
License and other fees	20	35	84	131
Cost reimbursements	76	146	350	623
Other	26	19	104	132
Net revenues	296	492	1,300	2,053

Expenses
Marketing, reservation and loyalty	108	126	419	563
Operating	27	40	109	164
General and administrative	34	32	116	130
Cost reimbursements	76	146	350	623
Depreciation and amortization	24	28	98	109
Impairments, net	—	—	206	45
Restructuring	5	8	34	8
Transaction-related, net	—	10	12	40
Separation-related	1	—	2	22
Contract termination	—	(1)	—	42
Total expenses	275	389	1,346	1,746

Operating income/(loss)	21	103	(46)	307
Interest expense, net	30	25	112	100

(Loss)/income before income taxes	(9)	78	(158)	207
(Benefit from)/provision for income taxes	(2)	14	(26)	50
Net (loss)/income	$(7)	$64	$(132)	$157

(Loss)/earnings per share
Basic	$(0.08)	$0.68	$(1.42)	$1.63
Diluted	(0.08)	0.68	(1.42)	1.62

Weighted average shares outstanding
Basic	93.3	94.8	93.4	96.5
Diluted	93.3	95.0	93.4	96.6

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

The reportable segments presented below represent our operating segments for which separate financial information is available and is utilized on a regular basis by our chief operating decision maker to assess performance and allocate resources. In identifying our reportable segments, we also consider the nature of services provided by our operating segments. Management evaluates the operating results of each of our reportable segments based upon net revenues and adjusted EBITDA. We believe that adjusted EBITDA is a useful measure of performance for our segments which, when considered with GAAP measures, allows a more complete understanding of our operating performance. We use this measure internally to assess operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Our presentation of adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Net revenues
2020	$243	$182	$236	$202	$863
2019	269	331	379	300	1,279
2018	203	289	348	295	1,135
Adjusted EBITDA
2020	$108	$83	$117	$75	$383
2019	113	162	195	151	622
2018	86	129	178	122	515

Hotel Management
Net revenues
2020	$167	$76	$101	$94	$437
2019	197	201	180	190	768
2018	99	146	252	229	726
Adjusted EBITDA
2020	$17	$(4)	$2	$(1)	$13
2019	16	16	13	21	66
2018	16	8	5	18	47

Corporate and Other
Net revenues
2020	$—	$—	$—	$—	$—
2019	2	1	1	2	6
2018	—	—	4	3	7
Adjusted EBITDA
2020	$(18)	$(16)	$(18)	$(18)	$(69)
2019	(18)	(19)	(18)	(19)	(75)
2018	(10)	(12)	(17)	(15)	(55)

Total Company
Net revenues
2020	$410	$258	$337	$296	$1,300
2019	468	533	560	492	2,053
2018	302	435	604	527	1,868
Net income/(loss)
2020	$22	$(174)	$27	$(7)	$(132)
2019	21	26	45	64	157
2018	39	21	58	43	162
Adjusted EBITDA
2020	$107	$63	$101	$56	$327
2019	111	159	190	153	613
2018	92	125	166	125	507

NOTE: Amounts may not add across due to rounding.
See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)

	Year Ended December 31,
	2020	2019
Operating activities
Net (loss)/income	$(132)	$157
Depreciation and amortization	98	109
Impairment (a)	209	45
Trade receivables	(38)	(27)
Accounts payable, accrued expenses and other current liabilities	(46)	(28)
Payment of tax liability assumed in La Quinta acquisition	—	(195)
Deferred revenues	(54)	33
Other, net	30	6
Net cash provided by operating activities	67	100
Investing activities
Property and equipment additions	(33)	(50)
Other, net	2	(3)
Net cash used in investing activities	(31)	(53)
Financing activities
Proceeds from borrowings	1,244	—
Principal payments on long-term debt	(760)	(16)
Debt issuance costs	(10)	—
Capital contribution from former Parent	—	68
Dividends to shareholders	(53)	(112)
Repurchases of common stock	(50)	(242)
Other, net	(8)	(18)
Net cash provided by/(used in) financing activities	363	(320)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	1
Net increase/(decrease) in cash, cash equivalents and restricted cash	399	(272)
Cash, cash equivalents and restricted cash, beginning of period	94	366
Cash, cash equivalents and restricted cash, end of period	$493	$94

Free Cash Flow:
We define free cash flow to be net cash provided by operating activities less property and equipment additions, which we also refer to as capital expenditures. We believe free cash flow to be a useful operating performance measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases, to the extent permitted. This non-GAAP measure is not necessarily a representation of how we will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$67	$100
Less: Property and equipment additions	(33)	(50)
Free cash flow	$34	$50
Adjusted free cash flow (b)	$100	$360

(a)    2020 excludes $3 million of cash proceeds from a previously impaired asset.
(b)    Excludes $36 million and $78 million in 2020 and 2019, respectively, relating to transaction-related and separation-related cash payments in connection with our acquisition of La Quinta, our spin-off from Wyndham Worldwide and our agreement with CorePoint Lodging. Additionally, 2020 excludes $30 million of cash outlays relating to our restructuring initiatives and 2019 excludes $195 million of payments to tax authorities related to the La Quinta acquisition, $35 million related to a payment to terminate an unprofitable hotel-management arrangement and $2 million of capital expenditures at our owned hotel in Puerto Rico, reimbursed by insurance proceeds in 2018. See Table 9 for definition of adjusted free cash flow.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)

	As of December 31, 2020	As of December 31, 2019
Assets
Cash and cash equivalents	$493	$94
Trade receivables, net	295	304
Property and equipment, net	278	307
Goodwill and intangible assets, net	3,240	3,485
Other current and non-current assets	338	343
Total assets	$4,644	$4,533

Liabilities and stockholders' equity
Total debt	$2,597	$2,122
Other current liabilities	325	441
Deferred income tax liabilities	359	387
Other non-current liabilities	400	371
Total liabilities	3,681	3,321
Total stockholders' equity	963	1,212
Total liabilities and stockholders' equity	$4,644	$4,533

Our outstanding debt as of December 31, 2020 was as follows:
	As of December 31, 2020	As of December 31, 2019

$750 million revolving credit facility (due May 2023)	$—	$—
Term loan (due May 2025)	1,554	1,568
5.375% senior unsecured notes (due April 2026)	496	494
4.375% senior unsecured notes (due August 2028)	492	—
Finance leases	55	60
Total debt	2,597	2,122
Cash and cash equivalents	493	94
Net debt	$2,104	$2,028

Our outstanding debt as of December 31, 2020 matures as follows:
		Amount
Within 1 year		$21
Between 1 and 2 years		21
Between 2 and 3 years		22
Between 3 and 4 years		22
Between 4 and 5 years		1,496
Thereafter		1,015
Total		$2,597

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Year Ended December 31,
	2020	2019	Change	% Change
Beginning Room Count (January 1)
United States	510,200	506,100	4,100	1%
International	320,800	303,800	17,000	6
Global	831,000	809,900	21,100	3

Additions
United States	13,600	27,000	(13,400)	(50)
International	22,000	36,500	(14,500)	(40)
Global	35,600	63,500	(27,900)	(44)

Deletions
United States (a)	(36,500)	(22,900)	(13,600)	(59)
International (a)	(34,200)	(19,500)	(14,700)	(75)
Global (a)	(70,700)	(42,400)	(28,300)	(67)

Ending Room Count (December 31)
United States	487,300	510,200	(22,900)	(4)
International	308,600	320,800	(12,200)	(4)
Global	795,900	831,000	(35,100)	(4%)

	As of December 31,				FY 2019 Royalty Contribution (b)
	2020	2019	Change	% Change
System Size
United States
Economy	250,700	259,900	(9,200)	(4%)
Midscale and Upper Midscale	203,700	209,200	(5,500)	(3)
Extended Stay/Lifestyle	17,000	23,600	(6,600)	(28)
Upscale	15,900	17,500	(1,600)	(9)
Total United States (a)	487,300	510,200	(22,900)	(4)	86%

International
Greater China (a)	144,500	154,600	(10,100)	(7)	3
Rest of Asia Pacific (a)	27,800	27,600	200	1	1
Europe, the Middle East and Africa (a)	66,200	68,700	(2,500)	(4)	4
Canada	40,700	40,700	—	—	5
Latin America (a)	29,400	29,200	200	1	1
Total International (a)	308,600	320,800	(12,200)	(4)	14

Global	795,900	831,000	(35,100)	(4%)	100%

(a)    2020 includes the global impacts from the Company’s removal of approximately 18,500 non-compliant brand detracting rooms, 2,900 unprofitable rooms in connection with a guaranteed management contract and 5,300 low-royalty rooms in connection with hotel sales by a strategic partner.
(b) FY 2019 provided to illustrate pre COVID-19 results.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended December 31,
	2020	2019	% Change	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$25.67	$31.75	(19%)
Midscale and Upper Midscale	29.70	44.57	(33)
Extended Stay/Lifestyle	29.56	59.08	(50)
Upscale	36.12	94.91	(62)
Total United States	$27.80	$40.09	(31)

International
Greater China	$17.42	$18.26	(5)	(10%)
Rest of Asia Pacific	20.22	39.52	(49)	(51)
Europe, the Middle East and Africa	16.34	48.68	(66)	(66)
Canada	21.22	37.25	(43)	(44)
Latin America	10.84	33.30	(67)	(63)
Total International	$17.37	$30.29	(43)	(44)

Global	$23.84	$36.36	(34%)	(35%)

Average Royalty Rate
United States	4.5%	4.5%	—
International	1.8%	2.0%	(20 bps)
Global	3.8%	3.7%	10 bps

	Year Ended December 31,
	2020	2019	% Change	Constant Currency % Change (a)
Regional RevPAR Growth
United States
Economy	$27.32	$37.38	(27%)
Midscale and Upper Midscale	32.44	51.73	(37)
Extended Stay/Lifestyle	33.97	65.98	(49)
Upscale	43.21	101.78	(58)
Total United States	$30.20	$46.39	(35)

International
Greater China	$10.99	$18.30	(40)	(41%)
Rest of Asia Pacific	18.45	37.94	(51)	(51)
Europe, the Middle East and Africa	19.41	51.07	(62)	(61)
Canada	24.26	45.16	(46)	(46)
Latin America	12.36	33.88	(64)	(58)
Total International	$15.35	$31.85	(52)	(51)

Global	$24.51	$40.92	(40%)	(40%)

Average Royalty Rate
United States	4.5%	4.5%	—
International	2.1%	2.0%	10 bps
Global	4.0%	3.8%	20 bps

(a)     Excludes the impact of currency exchange movements.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Global RevPAR
2020	$25.90	$17.05	$28.83	$23.19	$23.74
2019	$33.76	$42.04	$45.23	$34.51	$38.91
2018	$32.34	$41.07	$46.34	$35.39	$38.86
U.S. RevPAR
2020	$31.43	$23.19	$36.06	$27.28	$29.50
2019	$37.69	$48.65	$51.93	$37.96	$44.09
2018	$34.20	$46.17	$52.36	$38.92	$43.04
International RevPAR
2020	$17.39	$7.66	$17.39	$16.71	$14.75
2019	$27.56	$31.59	$34.79	$29.15	$30.80
2018	$29.39	$32.85	$36.42	$29.68	$32.09
Global Rooms (a)
2020	769,000	754,700	748,200	746,500	746,500
2019	745,300	751,300	758,400	770,200	770,200
2018	697,300	725,700	731,200	742,800	742,800
U.S. Rooms (a)
2020	463,900	460,200	459,600	452,600	452,600
2019	454,900	457,600	460,100	464,600	464,600
2018	424,500	450,900	451,100	453,900	453,900
International Rooms (a)
2020	305,100	294,500	288,600	293,900	293,900
2019	290,400	293,700	298,300	305,600	305,600
2018	272,800	274,700	280,100	288,900	288,900

Hotel Management
Global RevPAR
2020	$50.00	$20.67	$34.34	$32.91	$34.67
2019	$63.25	$66.67	$66.65	$59.19	$64.01
2018	$77.61	$76.52	$68.53	$61.00	$68.72
U.S. RevPAR
2020	$54.35	$23.21	$39.12	$34.14	$37.97
2019	$65.58	$71.61	$70.75	$60.89	$67.32
2018	$94.28	$87.43	$71.95	$61.43	$72.76
International RevPAR
2020	$38.07	$13.78	$23.16	$29.86	$26.21
2019	$55.12	$49.53	$52.49	$53.67	$52.69
2018	$61.82	$55.08	$55.19	$59.36	$57.84
Global Rooms (b)
2020	59,300	58,200	55,800	49,400	49,400
2019	66,800	65,200	63,400	60,800	60,800
2018	25,700	66,700	67,000	67,100	67,100
U.S. Rooms (b)
2020	42,900	41,800	38,100	34,700	34,700
2019	51,700	50,700	49,100	45,600	45,600
2018	12,800	53,400	53,300	52,200	52,200
International Rooms
2020	16,400	16,400	17,700	14,700	14,700
2019	15,100	14,500	14,300	15,200	15,200
2018	12,900	13,300	13,700	14,900	14,900

Table 6 (continued)
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR AND ROOMS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2020	$27.68	$17.31	$29.23	$23.84	$24.51
2019	$36.21	$44.06	$46.94	$36.36	$40.92
2018	$33.95	$42.95	$48.21	$37.54	$40.80
U.S. RevPAR
2020	$33.45	$23.19	$36.31	$27.80	$30.20
2019	$40.56	$50.98	$53.79	$40.09	$46.39
2018	$35.91	$48.50	$54.42	$41.28	$45.30
International RevPAR
2020	$18.45	$7.96	$17.72	$17.37	$15.35
2019	$28.92	$32.47	$35.63	$30.29	$31.85
2018	$30.90	$33.89	$37.31	$31.08	$33.31
Global Rooms
2020	828,300	812,900	804,000	795,900	795,900
2019	812,100	816,600	821,800	831,000	831,000
2018	723,000	792,300	798,300	809,900	809,900
U.S. Rooms
2020	506,800	502,000	497,700	487,300	487,300
2019	506,600	508,300	509,200	510,200	510,200
2018	437,200	504,300	504,500	506,100	506,100
International Rooms
2020	321,500	310,900	306,300	308,600	308,600
2019	305,500	308,300	312,600	320,800	320,800
2018	285,800	288,000	293,800	303,800	303,800

NOTE: Amounts may not foot due to rounding. Beginning with the second quarter of 2018, results reflect the reclassification of rooms from the Hotel Management segment to the Hotel Franchising segment related to the CorePoint Lodging asset sales.
(a)    Second quarter 2018 reflects the addition of 48,200 La Quinta rooms (46,300 U.S. and 1,900 international) acquired in May 2018 and the deletion of 21,300 Knights Inn rooms (20,100 U.S. and 1,200 international) divested in May 2018.
(b)    Second quarter 2018 reflects the addition of 40,400 La Quinta rooms in the U.S. acquired in May 2018.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2020
Net income/(loss)	$22	$(174)	$27	$(7)	$(132)
Provision for/(benefit from) income taxes	9	(48)	15	(2)	(26)
Depreciation and amortization	25	25	24	24	98
Interest expense, net	25	28	29	30	112
Stock-based compensation expense	4	5	5	5	19
Impairments, net (a)	—	206	—	—	206
Restructuring costs (b)	13	16	—	5	34
Transaction-related expenses, net (c)	8	5	—	—	12
Separation-related expenses (d)	1	—	—	1	2
Foreign currency impact of highly inflationary countries (e)	—	—	1	—	2
Adjusted EBITDA	$107	$63	$101	$56	$327

2019
Net income	$21	$26	$45	$64	$157
Provision for income taxes	5	10	21	14	50
Depreciation and amortization	29	27	26	28	109
Interest expense, net	24	26	25	25	100
Stock-based compensation expense	3	4	4	4	15
Impairment, net (f)	—	45	—	—	45
Contract termination costs (g)	—	9	34	(1)	42
Restructuring costs (h)	—	—	—	8	8
Transaction-related expenses, net (c)	7	11	12	10	40
Separation-related expenses (d)	21	1	—	—	22
Transaction-related item (i)	—	—	20	—	20
Foreign currency impact of highly inflationary countries (e)	1	—	3	1	5
Adjusted EBITDA	$111	$159	$190	$153	$613

2018
Net income	$39	$21	$58	$43	$162
Provision for income taxes	16	8	23	14	61
Depreciation and amortization	19	22	30	29	99
Interest expense, net	1	10	24	25	60
Stock-based compensation expense	3	1	3	2	9
Transaction-related expenses, net (c)	2	28	7	(1)	36
Separation-related expenses (d)	12	35	17	14	77
Foreign currency impact of highly inflationary countries (e)	—	—	4	(1)	3
Adjusted EBITDA	$92	$125	$166	$125	$507

NOTE: Amounts may not add across due to rounding.
(a)    Represents a non-cash charge to reduce the carrying values of certain intangible assets to their fair values principally attributable to higher discount rates primarily resulting from increased share price volatility, partially offset by $3 million of cash proceeds from a previously impaired asset.
(b)    Represents charges associated with restructuring initiatives implemented in response to the effects on travel demand as a result of COVID-19.
(c)    Primarily relates to integration costs incurred in connection with our acquisition of La Quinta.
(d)    Represents costs associated with our spin-off from Wyndham Worldwide.
(e)    Relates to the foreign currency impact from hyper-inflation in Argentina, which is reflected in operating expenses on the income statement.
(f)    Represents a non-cash charge associated with the termination of certain hotel-management arrangements.
(g)    Represents costs associated with the termination of certain hotel-management arrangements.
(h)    Represents a charge focused on enhancing our organizational efficiency and rationalizing our operations.
(i)    Represents the one-time fee credit related to our agreement with CorePoint Lodging, which is reflected as a reduction to hotel management revenues on the income statement.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income (Loss) and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Diluted EPS	$(0.08)	$0.68	$(1.42)	$1.62

Net (loss)/income	$(7)	$64	$(132)	$157

Adjustments:
Impairments, net	—	—	206	45
Restructuring costs	5	8	34	8
Transaction-related expenses, net	—	10	12	40
Separation-related expenses	1	—	2	22
Contract termination costs	—	(1)	—	42
Transaction-related item	—	—	—	20
Foreign currency impact of highly inflationary countries	—	1	2	5
Acquisition-related amortization expense (a)	9	9	37	37
Total adjustments before tax	15	27	293	219
Income tax provision (b)	1	14	65	59
Total adjustments after tax	14	13	228	160
Adjusted net income	$7	$77	$96	$317
Adjustments - EPS impact	0.15	0.13	2.45	1.66
Adjusted diluted EPS	$0.07	$0.81	$1.03	$3.28

Diluted weighted average shares outstanding	93.6	95.0	93.5	96.6

(a)    Reflected in depreciation and amortization on the income (loss) statement.
(b)    Reflects the estimated tax effects of the adjustments. In fourth quarter 2020, this amount was reduced by a $3 million impact from changes in state effective tax rates. 2019 includes a one-time $6 million benefit resulting from a change in our state income tax filing position due to our spin-off from Wyndham Worldwide.

Table 8
WYNDHAM HOTELS & RESORTS
2021 PROJECTIONS
As of February 10, 2021
(In millions, except per share data)

Projections
Adjusted EBITDA sensitivity to global RevPAR change (a)	$2.5 per point

License fees (b)	$70
Marketing, reservation and loyalty funds	Break even

Depreciation and amortization expense (c)	$60 - 62
Stock-based compensation expense	$27 - 29
Interest expense, net	$113 - 115
Adjusted tax rate	28%

Capital expenditures	Approx. $40
Development advances	Approx. $40
Free cash flow conversion rate (d)	Approx. 50%

Diluted shares (e)	94.1

Year-over-Year Growth
Number of rooms	1% - 2%

(a) Does not include impacts from license fees or the marketing funds.
(b) Reflects the minimum levels outlined in the underlying agreements.
(c) Excludes amortization of acquisition-related intangible assets of $36 - $38 million.
(d)    Represents the percentage of adjusted EBITDA that is expected to produce free cash flow.
(e)    Excludes the impact of any share repurchases in 2021.

In determining adjusted EBITDA sensitivity to global RevPAR, the adjusted tax rate and the free cash flow conversion rate, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. We are providing these measures on a non-GAAP basis only because, without unreasonable efforts, we are unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS

Adjusted Net Income and Adjusted Diluted EPS: Represents net income (loss) and diluted earnings (loss) per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related) and foreign currency impacts of highly inflationary countries. We calculate the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income (loss) excluding net interest expense, depreciation and amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related), foreign currency impacts of highly inflationary countries, stock-based compensation expense and income taxes. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Adjusted Free Cash Flow: Adjusted free cash flow represents free cash flow excluding special-item, cash outlays, which are related to our separation from Wyndham Worldwide, our acquisition and integration of La Quinta, our 2019 contract terminations, impairments and restructuring costs, including COVID-19 related. We believe adjusted free cash flow to be a useful operating performance measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases, to the extent permitted. This non-GAAP measure is not necessarily a representation of how we will use excess cash. A limitation of using adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Comparable RevPAR: Represents RevPAR in constant currency and excluding hotels temporarily closed due to COVID-19 for the period closed and the comparable prior-year period. The use of the term "comparable" or "comparable basis" herein in connection with RevPAR refers to the defined term Comparable RevPAR.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
Free Cash Flow: See Table 3 for definition.
Number of Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements or Company-owned and (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty Rate: Represents the average royalty rate earned on our franchised properties and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.